Exhibit 99.1

ALX Oncology Appoints Jeff Knight as Chief Development and Operating Officer

- Veteran biopharmaceutical and oncology leader brings more than three decades of experience across clinical development, regulatory, and operational execution

SOUTH SAN FRANCISCO, Calif., April 13, 2026 (GLOBE NEWSWIRE) – ALX Oncology Holdings Inc. (“ALX Oncology,” Nasdaq: ALXO), a clinical-stage biotechnology company advancing a pipeline of novel therapies designed to treat cancer and extend patients’ lives, announced the appointment of Jeff Knight, M.P.H., as Chief Development and Operating Officer, effective April 13, 2026.

“Jeff is a highly accomplished leader with deep expertise across clinical development and operations, and a strong track record of both advancing innovative therapies through critical stages of growth and advancing companies of our stage through late-stage development and commercialization,” said Jason Lettmann, Chief Executive Officer at ALX Oncology. “We anticipate several important catalysts in the next 12 to 18 months with our evorpacept and ALX2004 clinical programs. Jeff’s leadership will be instrumental in strengthening our development capabilities and operational infrastructure to support high-quality execution and deliver on these upcoming milestones.”

Mr. Knight brings more than 30 years of experience across the biopharmaceutical industry, with demonstrated success advancing programs from early development through commercialization, including multiple oncology programs. Most recently, he served as Chief Development and Operating Officer at Crinetics Pharmaceuticals, where he was responsible for clinical development, portfolio strategy, and corporate operations. Prior to joining Crinetics Pharmaceuticals, Mr. Knight held senior leadership roles at Poseida Therapeutics, Halozyme Therapeutics, Amgen and Onyx Pharmaceuticals, where he led development and operational functions within these organizations. Earlier in his career, he held several roles at Genentech, gaining extensive experience in oncology clinical development and regulatory affairs.

“ALX Oncology is entering a critical phase of growth, with multiple opportunities to advance its pipeline and build a scalable organization,” said Mr. Knight. “I am incredibly excited about ALX’s clinical programs and data and look forward to working with the team to ensure strategic development and operational excellence as the company advances toward key clinical and corporate milestones.”

Mr. Knight holds a Master of Public Health in Biostatistics and Epidemiology and a Bachelor of Arts in Psychology from the University of Oklahoma, as well as a Bachelor of Science in Nursing from the University of Kansas.

About ALX Oncology

ALX Oncology (Nasdaq: ALXO) is a clinical-stage biotechnology company advancing a pipeline of novel therapies designed to treat cancer and extend patients’ lives. ALX Oncology’s lead therapeutic candidate, evorpacept, has demonstrated potential to serve as a cornerstone therapy upon which the future of immuno-oncology can be built. Evorpacept is currently being evaluated across multiple ongoing clinical trials in a wide range of cancer indications. ALX Oncology’s second pipeline candidate, ALX2004, is a novel EGFR-targeted antibody-drug conjugate with a differentiated mechanism of action. A Phase 1, dose-escalation trial of ALX2004 is ongoing in patients with EGFR-expressing solid tumors. More information is available at www.alxoncology.com and on LinkedIn @ALX Oncology.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. Forward-looking statements include statements regarding future results of operations and financial position, business strategy, product candidates, planned preclinical studies and clinical trials, results of clinical trials, research and development costs, regulatory approvals, timing and likelihood of success, plans and objects of management for future operations, as well as statements regarding industry trends. Such forward-looking statements are based on ALX Oncology’s beliefs and assumptions and on information currently available to it on the date of this press release. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause ALX Oncology’s actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. These and other risks are described more fully in ALX Oncology’s filings with the Securities and Exchange Commission (SEC), including ALX Oncology’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents ALX Oncology files with the SEC from time to time. Except to the extent required by law, ALX Oncology undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

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Investor Relations Contact:

Elhan Webb, CFA, IR Consultant

ewebb@alxoncology.com

Media Contact:

Michele Parisi, SparkPoint Healthcare Communications

mparisi@sparkpointpr.com

(925) 864-5028